EXHIBIT 99.1

Pfenex Adds New Board Member

SAN DIEGO, Sept. 25, 2014 /PRNewswire/ -- Pfenex Inc. (NYSE MKT: PFNX), a clinical-stage biotechnology company engaged in the development of high-value and difficult to manufacture proteins including biosimilar therapeutics, today announced the appointment of Robin D. Campbell, Ph.D., to the company's board of directors.

"Robin Campbell brings extraordinary medical and pharmaceutical operating experience that will be invaluable to Pfenex's board of directors and management team as we move forward in the execution of our business plan," stated Bertrand C. Liang, chief executive officer of Pfenex. "His track record in supporting the rapid growth of biopharmaceutical and medical technology companies is highly relevant to our ongoing development activities and initial preparations for commercialization."

Dr. Campbell has over 25 years of experience in pharmaceutical and biotechnology sales, marketing, product development and general management in both the U.S. and in international markets. Currently he serves as Chairman of the Board of Aptitude Medical Systems, an early stage company creating high performance aptamers for research, diagnostic and therapeutic use. He is also a Lecturer in the Technology Management Program of the College of Engineering at the University of California at Santa Barbara. From 2004 to 2008, Dr. Campbell was President and CEO of Naryx Pharma, a venture-backed specialty pharmaceutical company developing novel, topically delivered treatments for chronic sinusitis and other conditions treatable by intranasal drug delivery. Prior to joining Naryx Pharma, Dr. Campbell was at Amgen from 1989 to 2002, where his most recent position was Vice President and General Manager, U.S. Oncology Business Unit. In this position, he led an integrated team responsible for the marketing, sales and medical development of products generating over $1 billion of annual sales including Neupogen and Neulasta. His professional experience also includes sales, marketing and managerial responsibilities with Ciba-Geigy Corporation from 1984 to 1989. He earned a Bachelor of Arts in Zoology at the University of North Carolina at Chapel Hill, and a Ph.D. in Microbiology and Immunology at the Bowman Gray School of Medicine of Wake Forest University.

Pfenex has used, and intends to continue to use, its Investor Relations website (http://pfenex.investorroom.com), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit (http://pfenex.investorroom.com).

About Pfenex Inc.

Pfenex Inc. is a clinical-stage biotechnology company engaged in the development of high-value and difficult to manufacture proteins including biosimilar therapeutics. The company's lead product candidate is PF582, a biosimilar candidate to Lucentis (ranibizumab), for the potential treatment of patients with retinal diseases. Pfenex has leveraged its Pfēnex Expression Technology® platform to build a pipeline of product candidates and preclinical products under development including other biosimilars, as well as vaccines, generics and next generation biologics.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Pfenex's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Pfenex's expectations regarding the development, timing and success of its clinical trials for PF582 and its other product candidates and the expected commercialization of its products. The Company's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Pfenex's ability to successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, Pfenex's ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Pfenex's ability to manage operating expenses, Pfenex's ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Pfenex's dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled "Risk Factors" in its most recently filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

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CONTACT: Company, Paul Wagner, Ph.D., Chief Financial Officer, (858) 352-4333, pwagner@pfenex.com; or Investor Relations,Westwicke Partners, LLC, Robert H. Uhl, Managing Director, (858) 356-5932, robert.uhl@westwicke.com